CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this filing to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 1, 2023, except with respect to our opinion on the financial statements insofar as it relates to the effects of retrospectively adopting ASU 2018-12: Targeted Improvements to the Accounting for Long-Duration Contracts discussed in Note 2, which is as of May 17, 2023, relating to the financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America, consent to the incorporation by reference of our report dated February 21, 2023, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of retrospectively adopting ASU 2018-12: Targeted Improvements to the Accounting for Long-Duration Contracts discussed in Note 2, which is as of May 17, 2023, relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company, and consent to the incorporation by reference in the Registration Statement of our reports dated April 14, 2023 relating to the financial statements of each of the variable investment options of Equitable America Variable Account 70A and Separate Account No. 49 indicated in our reports. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

October 17, 2023